Exhibit 99.3

UNAUDITED CONDENSED PRO FORMA CONSOLIDATED BALANCE SHEET
AND STATEMENT OF LOSS

Ivanhoe and Ensyn Unaudited Condensed Pro Forma Consolidated Balance Sheet and Statement of Loss

     The following unaudited condensed pro forma consolidated balance sheet and statement of loss for Ivanhoe have been prepared in accordance with Canadian generally accepted accounting principles to illustrate the acquisition of Ensyn in a transaction to be accounted for as a purchase, with Ivanhoe treated as the acquiror and giving effect to the acquisition as if it occurred on December 31, 2004 for purposes of the condensed pro forma consolidated balance sheet and on January 1, 2004 for purposes of the condensed pro forma consolidated statement of loss. In addition, these unaudited condensed pro forma consolidated financial statements assume that immediately prior to the Merger, the Spin-off Transaction will occur.

     The unaudited condensed pro forma consolidated balance sheet as at December 31, 2004 has been prepared from information derived from the audited consolidated financial statements of Ivanhoe as at, and for the year ended December 31, 2004 and the unaudited consolidated financial statements of Ensyn as at, and for the three months ended December 31, 2004. The unaudited condensed pro forma consolidated income statement for the year ended December 31, 2004 has been prepared from information derived from the audited consolidated statement of loss of Ivanhoe for the year ended December 31, 2004, the audited consolidated statement of loss of Ensyn for the year ended September 30, 2004 and the unaudited consolidated statement of loss of Ensyn for the three months ended December 31, 2004 and 2003.

     The unaudited condensed pro forma consolidated balance sheet and statement of loss are for informational purposes only. They do not purport to indicate the results that would have actually been obtained had the acquisition been completed on the assumed dates or for the periods presented, or which may be realized in the future. To produce the pro forma balance sheet and statement of loss, Ivanhoe allocated the purchase price using its best estimates of fair value of the underlying assets. These estimates are based on the most recently available information. To the extent there are significant changes to Ensyn’s business, including results from ongoing projects, the assumptions and estimates herein could change significantly. Accordingly, the purchase accounting adjustments reflected in the unaudited condensed pro forma consolidated balance sheet and statement of loss included herein are preliminary and subject to change. The pro forma financial information does not reflect any potential operating efficiencies. The unaudited condensed pro forma consolidated balance sheet and statement of loss should be read in conjunction with the historical consolidated financial statements of Ivanhoe and Ensyn, including the related notes and, in the case of Ivanhoe, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, covering these periods, included elsewhere in, or incorporated by reference into, this amended 8-K.

IVANHOE ENERGY INC.
Unaudited Condensed Pro Forma Consolidated Balance Sheet
(stated in thousands of U.S. Dollars, except share amounts)

	As at December 31, 2004
						Pro Forma
						Consolidated
	Ivanhoe	Ensyn	Pro Forma			Ivanhoe
	Energy Inc.	Group, Inc.	Adjustments			Energy Inc.
Assets
Current Assets
Cash and cash equivalents	$9,322	$563	$(10,000)	(c	)	$5,885
			6,000	(a	)
Other current assets	6,189	140	—			6,329
Current assets related to operations to be distributed	—	2,506	(2,506)	(b	)	—

	15,511	3,209	(6,506)			12,214

Oil and gas properties, equipment and investments, net	96,551	4,143	—			100,694
Intangible assets	—	515	87,368	(c	)	87,883
Long term assets	6,424	8	(4,000)	(d	)	911
			(1,521)	(c	)
Long term assets related to operations to be distributed	—	7,374	(7,374)	(b	)	—

	$118,486	$15,249	$67,967			$201,702

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable and accrued liabilities	$9,845	$729	$1,487	(c	)	$12,541
			480	(a	)
Current liabilities related to operations to be distributed	—	540	(540)	(b	)	—
Notes payable	1,667	—	6,000	(a	)	7,667

	11,512	1,269	7,427			20,208

Long term debt	2,639	—	—			2,639
Asset retirement obligations	749	—	—			749
Long term liabilities related to operations to be distributed	—	5,592	(5,592)	(b	)	—
Non-controlling interest	—	4,000	(4,000)	(d	)	—

	3,388	9,592	(9,592)			3,388

Shareholders’ Equity
Share capital	183,617	19,583	75,000	(c	)	258,617
			(19,583)	(c	)
Contributed surplus	1,748	187	(187)	(c	)	1,748
Accumulated deficit	(81,779)	(15,382)	19,130	(c	)	(82,259)
			(3,748)	(b	)
			(480)	(a	)

	103,586	4,388	70,132			178,106

	$118,486	$15,249	$67,967			$201,702

(a)   See Note 2.a
(b)   See Note 2.b
(c)   See Note 2.c
(d)   See Note 2.d

IVANHOE ENERGY INC.
Unaudited Condensed Pro Forma Consolidated Statement of Loss
(stated in thousands of U.S. Dollars, except share amounts)

	Year ended December 31, 2004
	Ivanhoe	Ensyn Group, Inc.
	Energy Inc.		Plus	Less					Pro Forma
	Year ended	Year ended	Three months	Three months	Year ended				Consolidated
	Dec. 31	Sept. 30,	ended	ended	Dec. 31,	Pro Forma			Ivanhoe
	2004	2004	Dec. 31, 2004	Dec. 31, 2003	2004	Adjustments			Energy Inc.
Revenue	$17,997	$300	$107	$36	$371	$—			$18,368

Expenses
Operating costs	5,073	—	—	—	—	—			5,073
Development costs	—	900	323	155	1,068	—			1,068
General and administrative	9,188	818	786	74	1,530	—			10,718
Depletion and depreciation	7,482	15	5	4	16	—			7,498
Interest expense	379	4	1	—	5	480	(a	)	864
Write downs and provision for impairment	16,600	—	—	—	—	—			16,600

	38,722	1,737	1,115	233	2,619	480			41,821

Loss from continuing operations	$20,725	$1,437	$1,008	$197	$2,248	$480			$23,453

Net Loss per share — Basic and Diluted	$0.12								$0.12

Weighted Average Number of Shares (in thousands)	167,612					30,000	(c	)	197,612

(a)   See Note 2.a
(c)   See Note 2.c

IVANHOE ENERGY INC.
NOTES TO THE UNAUDITED CONDENSED PRO FORMA CONSOLIDATED
BALANCE SHEET AND STATEMENT OF LOSS

(tabular amounts stated in thousands of U.S. dollars, except share amounts)

1.	Basis of Presentation

The accompanying unaudited condensed pro forma consolidated balance sheet as at December 31, 2004 and unaudited condensed pro forma consolidated statement of loss for the year ended December 31, 2004 (the “pro forma statements”) have been prepared from information derived from, and should be read in conjunction with, the audited consolidated financial statements of Ivanhoe Energy Inc. (“Ivanhoe”) as at, and for the year ended, December 31, 2004, the unaudited consolidated financial statements of Ensyn Group, Inc. (“Ensyn”) as at, and for the three months ended, December 31, 2004 and 2003 and the audited results of continuing operations of Ensyn for the year ended September 30, 2004. Ensyn’s unaudited results of continuing operations have been presented so as to include the twelve-month period ended December 31, 2004. The amounts included for Ensyn in the unaudited condensed pro forma consolidated balance sheet and statement of loss have been adjusted to conform with Canadian generally accepted accounting principles as set out in the notes to Ensyn’s consolidated financial statements.

The pro forma statements have been prepared in accordance with Canadian generally accepted accounting principles to illustrate the acquisition of Ensyn in a transaction to be accounted for as a purchase, with Ivanhoe treated as the acquiror and giving effect to the Merger as if it occurred on December 31, 2004 for purposes of the unaudited condensed pro forma consolidated balance sheet and on January 1, 2004 for purposes of the unaudited condensed pro forma consolidated statement of loss. In addition, these pro forma statements assume that immediately prior to the merger, the Spin-off Transaction will occur (See Note 2.b below).

The pro forma statements have been prepared to reflect the terms of the Merger Agreement, which provide that Ivanhoe will pay $10.0 million in cash and issue Ivanhoe Shares valued at $75 million based on a weighted, 10-day average of its closing share price on the NASDAQ SmallCap Market determined prior to the closing of the transaction (subject to a minimum issuance of 30 million shares), in exchange for all of the issued and outstanding Ensyn Shares and the settlement of warrants to purchase Ensyn Shares that remain outstanding and unexercised immediately after the effective time of the Merger.

The pro forma statements may not be indicative of the results that actually would have occurred if the events reflected therein had been in effect on the dates indicated or of the results which may be obtained in the future. In preparing these pro forma statements no adjustments have been made to reflect the expected operating synergies and administrative cost savings that could result from the operations of the combined assets.

In the opinion of Ivanhoe’s management, the pro forma statements include all necessary adjustments for a fair presentation of the ongoing entity.

2.	Significant Assumptions and Adjustments

(a)	In February 2005, Ivanhoe borrowed the full amount of a $6.0 million stand-by loan facility which is payable with interest at 8% per annum upon the earliest of (i.) five days following receipt of proceeds from a private placement or public offering of Ivanhoe Shares (ii.) ninety days following written demand for repayment from lender or (iii.) August 23, 2005. The lender has the right to convert, at the lender’s election, unpaid principal and interest during the loan term to Ivanhoe Shares at $2.25 per share. For purposes of the pro forma statements, $0.5 million of interest has been accrued on the loan for the year ended December 31, 2004.

(b)	Immediately prior to the Merger, the Renewables Business will be spun off to Ensyn stockholders. If the Spin-off Transaction were to occur as at December 31, 2004, the Spin-off Transaction would result in a dividend of $3.7 million to the stockholders of Ensyn as follows:

Distribution of net assets to Ensyn shareholders:

Current assets	$2,506
Long term assets	7,374

Total Assets Distributed	9,880

Current liabilities	540
Long term liabilities	5,592

Total Liabilities Distributed	6,132

Net Assets Distributed	$3,748

(c)	For purposes of the pro forma statements, it is assumed that the Closing Price is $2.50 per share and, therefore, that 30 million Ivanhoe Shares will be issued. The Merger will be accounted for as a purchase by Ivanhoe of all the outstanding Ensyn Shares as follows:

Purchase Consideration
30,000,000 shares of Ivanhoe at $2.50 per share.	$75,000
Cash	10,000

85,000
Merger related costs	3,000

Total purchase consideration and cost of acquisition	$88,000

Net Assets Acquired
Net current liabilities	$(26)
Tangible assets	4,143
Intangible assets	87,883
Less: previous investment in EPIL	(4,000)

$88,000

It is estimated that Ivanhoe will incur a total of $3.0 million in costs related to the Merger. As at December 31, 2004, Ivanhoe had incurred costs of $1.5 million related to the Merger resulting in $1.5 million in accruals for such costs, for purposes of the pro forma statements.

Intangible assets consist of the underlying value of the exclusive, perpetual license to deploy the RTP TM Technology worldwide. The intangible assets are subject to periodic tests for impairment.

(d)	As at December 31, 2004, Ivanhoe Energy (USA) Inc. (“Ivanhoe USA”), a wholly owned subsidiary of Ivanhoe, owned 15% of the outstanding common stock of EPIL. Ivanhoe USA acquired its interest in EPIL in 2004 for $3.0 million. Additionally, Ivanhoe paid $1.0 million to acquire an option to purchase an additional 5% of EPIL which expired, unexercised, in January 2005. Ivanhoe and Ivanhoe USA’s investment in EPIL has been eliminated against the non-controlling interest in consolidating the entities’ balance sheets.

3.	Share Capital

The table below displays the common shares issued and outstanding for Ivanhoe and Ensyn prior to and after the acquisition using an assumed Closing Price of $2.50 per share for Ivanhoe Shares:

	Ivanhoe Energy Inc. Shareholders		Ensyn Group, Inc. Shareholders
	Shares		Shares
	Outstanding	Amount	Outstanding	Amount
Immediately prior to the Merger	169,664,911	$183,617	1,816,767	19,583
Ivanhoe shares issued in exchange for issued and outstanding Ensyn shares	30,000,000	75,000	(1,816,767)	(19,583)

Immediately after the Merger	199,664,911	$258,617	—	$—

4.	Additional Disclosures Required Under U.S. Generally Accepted Accounting Principles (GAAP)

The unaudited condensed pro forma consolidated balance sheet and the unaudited condensed pro forma statement of loss have been prepared in accordance with GAAP as applied in Canada. In the case of Ivanhoe and Ensyn, Canadian GAAP conforms in all material respects with U.S. GAAP except for certain matters, the details of which are as follows:

Unaudited Condensed Pro Forma Consolidated Balance Sheet

The application of U.S. GAAP has the following effects on balance sheet items as reported under Canadian GAAP:

     Shareholders’ Equity and Oil and Gas Properties, Equipment and Investments

	As at December 31, 2004
	Oil and Gas
	Properties,	Shareholders' Equity
	Equipment and	Share	Contributed	Accumulated
	Investments	Capital	Surplus	Deficit	Total
Canadian GAAP	$100,694	$258,617	$1,748	$(82,259)	$178,106
Adjustment for reduction in stated capital	—	74,455	—	(74,455)	—
Adjustment to ascribed value of shares issued for U.S. royalty interests, net	1,358	1,358	—	—	1,358
Provision for impairment	(8,650)	—	—	(8,650)	(8,650)
Depletion adjustments due to differences in provision for impairment	482	—	—	482	482
GTL and EOR development costs expensed	(5,884)	—	—	(5,884)	(5,884)
Adjustment for change in accounting for stock based compensation	—	(300)	(1,660)	1,960	—

U.S. GAAP	$88,000	$334,130	$88	$(168,806)	$165,412

     Share Capital and Accumulated Deficit

In June 1999, Ivanhoe’s shareholders approved a reduction of stated capital in respect of the common shares by an amount of $74.4 million being equal to the accumulated deficit as at December 31, 1998. Under U.S. GAAP, a reduction of the accumulated deficit such as this is not recognized except in the case of a quasi reorganization. The effect of this is that under U.S. GAAP, share capital and accumulated deficit are increased by $74.4 million as at December 31, 2004.

     Oil and Gas Properties, Equipment and Investments

Prior to January 2004, there were certain differences between the full cost method of accounting for oil and gas properties as applied in Canada and as applied in the U.S. The principal difference was in the method of performing ceiling test evaluations under the full cost method of accounting rules. Under Canadian GAAP prior to January 2004, impairment of oil and gas properties was based on the amount by which a cost center’s carrying value exceeded its undiscounted future net cash flows from proved reserves using period-end, non-escalated prices and costs, less an estimate for future general and administrative expenses, financing costs and income taxes. Effective January 2004, Canadian GAAP requires recognition and measurement processes to assess impairment of oil and gas properties using estimates of future oil and gas prices and costs plus the cost of unproved properties that have been excluded from the depletion calculation. In the measurement of the impairment, the future net cash flows of a cost center’s proved and probable reserves are discounted using a risk-free interest rate.

For U.S. GAAP purposes, future net cash flows from proved reserves using period-end, non-escalated prices and costs, are discounted to present value at 10% per annum and compared to the carrying value of oil and gas properties. Ivanhoe performed the ceiling test in accordance with U.S. GAAP and determined that for 2004 an impairment provision of $15.0 was required on its U.S. oil and gas properties compared to a $16.3 million impairment provision under Canadian GAAP. For 2001, a $10.0 million provision for impairment was required, for U.S. GAAP purposes, in connection with Ivanhoe’s China oil and gas properties resulting in accumulated net additional impairment provisions of $8.7 million for U.S. GAAP purposes as at December 31, 2004. There was no difference in the impairment provisions for 2003 and no impairment provision was required for 2002 under Canadian or U.S. GAAP. The differences in the amount of impairment provisions between Canadian and U.S. GAAP resulted in a reduction in accumulated depletion of $0.5 million as at December 31, 2004.

Ivanhoe capitalizes certain costs incurred for gas-to-liquids (“GTL”) and enhanced oil recover projects (“EOR”) subsequent to executing an memorandum of understanding to determine the technical and commercial feasibility of a project, including studies for the marketability for the projects’ products. If no definitive agreement is reached, then the project’s capitalized costs, which are deemed to have no future value, are written down and charged to operations with a corresponding reduction in the investments in GTL and EOR assets.

For U.S. GAAP purposes, feasibility, marketing and related costs incurred prior to executing a GTL or EOR definitive agreement are considered to be research and development and are expensed as incurred. As at December 31, 2004 Ivanhoe capitalized $5.9 million for Canadian GAAP, which was expensed for U.S. GAAP purposes.

For U.S. GAAP purposes, the aggregate value attributed to the acquisition of U.S. royalty rights by Ivanhoe during 1999 and 2000 was $1.4 million higher, due to the difference between Canadian and U.S. GAAP in the value ascribed to the shares issued, primarily resulting from differences in the recognition of effective dates of the transactions.

Unaudited Condensed Pro Forma Consolidated Statement of Loss

The application of U.S. GAAP had the following effects on the loss from continuing operations and net loss per share as reported under Canadian GAAP:

	Year ended December 31, 2004
	Loss From	Net Loss Per
	Continuing	Share — Basic
	Operations	and Diluted
Canadian GAAP	$23,453	$0.12
Stock based compensation expense	(1,173)	(0.01)
Provision for impairment	(1,350)	(0.01)
Depletion adjustments due to differences in provision for impairment	(316)	—
GTL and EOR development costs expensed, net	1,810	0.01

U.S. GAAP	$22,424	$0.11

Weighted Average Number of Shares under U.S. GAAP (in thousands)		197,612

Ivanhoe changed its accounting policy, for Canadian GAAP, to recognize compensation costs using the fair value based method of accounting for stock options granted to its employees and directors after January 1, 2002. For U.S. GAAP, Ivanhoe applies APB Opinion No. 25, as interpreted by FASB Interpretation No. 44, in accounting for its stock option plan and does not recognize compensation costs in its financial statements for stock options issued to employees and directors. This resulted in a reduction of $1.2 million in the net loss from continuing operations for the year ended December 31, 2004.

As discussed under “Oil and Gas Properties, Equipment and Investments” in this note, there is a difference in performing the ceiling test evaluation under the full cost method of accounting between U.S. and Canadian GAAP. Application of the ceiling test evaluation under U.S. GAAP for 2004, resulted in a lower impairment provision on Ivanhoe’s U.S. oil and gas properties by $1.3 million and for 2001 required an additional $10.0 million provision for impairment with respect to Ivanhoe’s China oil and gas properties. The net increase in impairment provisions resulted in lower depletion rates for U.S. GAAP purposes and a reduction of $0.3 million in the loss from continuing operations for the year ended December 31, 2004.

As more fully described under “Oil and Gas Properties, Equipment and Investments” in this note, for Canadian GAAP, feasibility, marketing and related costs incurred prior to executing a GTL or EOR definitive agreement are capitalized and are subsequently written down upon determination that a project’s future value has been impaired. For U.S. GAAP, such costs are considered to be research and development and are expensed as incurred. For the year ended December 31, 2004, Ivanhoe expensed $1.8 million in excess of the Canadian GAAP write-downs during the year.